UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Modine Manufacturing Company

(Exact name of registrant as specified in its charter)

Date of Report (Date of earliest event reported): December 4, 2025

Wisconsin	001-01373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Information to be Included in the Report

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2025, Modine Manufacturing Company (the “Company”) entered into a Retirement Letter Agreement (the “Letter Agreement”) with Eric S. McGinnis, President – Climate Solutions, in connection with Mr. McGinnis’s planned retirement. Execution of the Letter Agreement constituted Mr. McGinnis’s formal notice of retirement from the Company, effective June 30, 2026 (the “Retirement Date”). Mr. McGinnis will continue in his current role during the period from the Letter Agreement’s effective date through the Retirement Date (the “Transition Period”) to provide transitional oversight.

During the Transition Period, Mr. McGinnis will remain an at-will employee, continue to receive his regular base pay and benefits, and accrue vacation, which will be paid out in a lump sum following the Retirement Date. His participation in the Company’s other benefit programs will continue through the Transition Period and terminate upon retirement. Mr. McGinnis will not be eligible for additional long-term incentive plan (“LTIP”) or management incentive plan awards for fiscal year 2027.

As an incentive for Mr. McGinnis to remain through the Transition Period, the Letter Agreement provides for certain continued and accelerated vesting of outstanding equity awards, conditioned on his continued employment through the Retirement Date and his execution (and non-revocation) of a release of claims on or after the Retirement Date. Specifically, all unvested restricted stock units granted under the fiscal 2025 and fiscal 2026 LTIP programs will vest in full on the Retirement Date. Any unvested portion of Mr. McGinnis’s May 16, 2024 Special Equity Program Award will vest if and when the Human Capital Committee of the Company’s Board of Directors determines that the applicable performance conditions have been met, but no earlier than the Retirement Date. In addition, if payouts are earned under the Company’s fiscal year 2025–2027 and fiscal year 2026–2028 LTIP Performance Stock Awards, Mr. McGinnis will receive pro rata payouts based on his months of service during each performance period, payable at the same time as payouts to other participants.

The Letter Agreement also includes customary covenants and conditions, including, without limitation, a release of claims and confidentiality and cooperation provisions.

The foregoing description of the material terms of the Letter Agreement is a summary only and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

The following exhibits are being furnished herewith:

10.1	Retirement Agreement, dated as of December 4, 2025, by and between Modine Manufacturing Company and Eric S. McGinnis.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

	By:	/s/ Erin J. Roth
Erin J. Roth
Vice President, General Counsel and Chief Compliance Officer

Date: December 9, 2025

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